                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Personnel Group of America, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[PGA LOGO]              PERSONNEL GROUP OF AMERICA, INC.
                         5605 CARNEGIE BLVD., SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28209


                                                                  April 19, 2001


Dear Shareholder:

         You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Personnel Group of America, Inc. The Annual Meeting will be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, on Wednesday, May 23, 2001, at 9:30 a.m., local time.

         The Notice of Annual Meeting of Shareholders and Proxy Statement are attached hereto. Also attached is a copy of the Company's 2000 Annual Report to Shareholders. The matters to be acted upon by the shareholders are set forth in the Notice of Annual Meeting and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the 2001 Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.


                                             Sincerely yours,


                                             /s/ Ken R. Bramlett, Jr.
                                             -----------------------------------
                                             Ken R. Bramlett, Jr.
                                             Secretary

                        PERSONNEL GROUP OF AMERICA, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2001

                                 ---------------


TO THE SHAREHOLDERS
OF PERSONNEL GROUP OF AMERICA, INC.

         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Personnel Group of America, Inc., a Delaware corporation (the "Company"), will be held at 9:30 a.m., local time, on May 23, 2001, at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, for the following purposes:

         (1) To elect three members to the Company's Board of Directors to serve until the Annual Meeting of Shareholders in 2004 or until their successors are duly elected and qualified;

         (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on April 10, 2001, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of those shareholders may be examined at the principal executive offices of the Company, 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina, during the 10-day period preceding the Annual Meeting.

         Whether or not you expect to be present at the Annual Meeting, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                             By Order of the Board of Directors,



                                             /s/ Ken R. Bramlett, Jr.
                                             -----------------------------------
                                             Ken R. Bramlett, Jr.
                                             Secretary

Charlotte, North Carolina
April 19, 2001

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE COMPANY'S ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                       OF PERSONNEL GROUP OF AMERICA, INC.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Personnel Group of America, Inc., a Delaware corporation ("PGA" or the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 2001 Annual Meeting of Shareholders of the Company to be held at The Park Hotel, 2200 Rexford Road, Charlotte, North Carolina, at 9:30 a.m., local time, on May 23, 2001, or at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Shareholders. The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent or given to holders of Common Stock is April 19, 2001. The Company's principal executive offices are located at 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, and its telephone number is (704) 442-5100.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy for the Annual Meeting does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have a right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing a written revocation or duly executed proxy bearing a later date with the Company's Secretary at Company headquarters.

         The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company has also retained Corporate Communications, Inc. of Nashville, Tennessee, to aid in the proxy solicitation at an estimated cost of $5,000.

         Except as otherwise noted herein, all share and per share information relating to the Company's Common Stock contained in this Proxy Statement has been adjusted to reflect the two-for-one stock split of the Common Stock effected by the Company as a stock dividend on March 30, 1998.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

                  (1) The election of three members to the Company's Board of Directors to serve until the Annual Meeting of Shareholders in 2004 or until their successors are duly elected and qualified;

                  (2) The ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for 2001; and

                  (3) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) in favor of the election of the three director nominees named below and (b) in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specifications so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 10, 2001, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 26,499,147 shares of Common Stock issued and outstanding, all of which are entitled to one vote on all matters to be acted upon at the Annual Meeting. Neither the Company's Certificate of Incorporation nor Bylaws provide for cumulative voting rights.

         The representation in person or by proxy of a majority of the issued and outstanding shares of Common Stock entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers with respect to which voting authority is withheld by beneficial owners ("broker non-votes") will be counted for the purpose of determining the presence or absence of a quorum. Directors of the Company are elected by a plurality vote, and votes may either be cast in favor of nominees or withheld. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome of the election. Approval of the remaining proposals requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote. On any such proposal, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes, if any, will have no effect on the vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 29, 2001 (except where otherwise noted), the number and percentage of outstanding shares beneficially owned by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director and nominee for director of the Company, by each executive officer named below in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise set forth, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                             AMOUNT AND NATURE      PERCENT OF
                                                                 OF SHARES         COMMON STOCK
NAME AND ADDRESS* OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)    OUTSTANDING
-------------------------------------                      ---------------------   ------------
State of Wisconsin Investment Board ........................     3,715,000(2)          14.0%
  P.O. Box 7842
  Madison, Wisconsin 53707

Dimensional Fund Advisors, Inc. ............................     1,909,400(3)           7.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Larry L. Enterline .........................................       100,000               **
James C. Hunt ..............................................       223,222(4)            **
Michael H. Barker ..........................................        68,271               **
Ken R. Bramlett, Jr ........................................       122,463(5)            **
Kevin P. Egan ..............................................       200,202(6)            **
James V. Napier ............................................        79,000               **
J. Roger King ..............................................        90,000(7)            **
William J. Simione, Jr .....................................        42,000               **
Janice L. Scites ...........................................        29,750               **

All directors and executive officers
  as a group (12 persons)...................................     1,230,283              4.5%

-------------------------------
* Addresses are furnished only for beneficial owners of 5% of the Common Stock ** Less than one percent

(1) Includes the following shares subject to stock options exercisable within 60 days after March 30, 2001: Mr. Hunt--205,600; Mr. Barker--37,971; Mr.
     Bramlett--108,373; Mr. Egan--84,000; Mr. Napier--34,000; Mr. King--34,000;
     Mr. Simione--34,000; Ms. Scites--18,750; and all directors and executive officers as a group--558,569.
(2) The amount and nature of the shares beneficially owned are as of March 12, 2001, and are based on the most recent schedule 13G (or amendment thereto) on file with the Company.
(3) The amount and nature of the shares beneficially owned are as of December 31, 2000, and are based on the most recent Schedule 13G (or amendment thereto) on file with the Company. Dimensional Fund Advisors, Inc., reports these shares based on its role as investment advisor or manager to certain investment companies, trusts and accounts, but disclaims beneficial ownership of all shares reported.
(4)  Includes 1,120 shares held in the names of Mr. Hunt's spouse and children.
(5)  Includes 500 shares held in the name of Mr. Bramlett's spouse.
(6) Includes 11,228 shares underlying $200,000 principal amount of the Company's 5 3/4% Convertible Subordinated Notes due 2004 purchased by Mr. Egan in December 2000.
(7) Includes 8,500 shares and options to purchase 15,500 shares over which beneficial ownership has been transferred to Mr. King's ex-spouse under the terms of a property settlement. Mr. King disclaims beneficial ownership of these shares.

PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Certificate of Incorporation and Bylaws provide for eight directors who are divided into three classes. Directors serve for three-year terms or until their successors are duly elected and qualified. Messrs. Napier and Simione were re-elected as Class III directors at the Annual Meeting of Shareholders in 1998 to serve as directors until this Annual Meeting of Shareholders. Mr. Edward P. Drudge, Jr., was also elected as a Class III director at the Annual Meeting of Shareholders in 1998, but retired as an officer and director of the Company in February 2000, leaving a vacancy in Class
III. Mr. Larry L. Enterline, the Company's new Chief Executive Officer, was appointed to fill the Class III vacancy created by Mr. Drudge's departure, and to serve as a director until this Annual Meeting as well. Messrs. Egan and King and Ms. Scites were re-elected as Class II directors at the Annual Meeting of Shareholders in 2000, and will serve in Class II for a term expiring at the Annual Meeting of Shareholders in 2003, or until their successors have been duly elected and qualified. Messrs. Hunt and Bramlett were re-elected as Class I directors at the Annual Meeting of Shareholders in 1999 to serve for a term expiring at the Annual Meeting of Shareholders in 2002. Mr. Bramlett resigned from the Board in January 2001, leaving a vacancy in Class I. Messrs. Enterline, Napier and Simione are the sole nominees standing for election at this Annual Meeting and, if elected, will serve in Class III for a term expiring at the Annual Meeting of Shareholders in 2004, or until their successors have been duly elected and qualified.

         Upon the recommendation of the Governance Committee, the Board of Directors (with management directors abstaining) makes nominations for director candidates as permitted by the Company's Bylaws. The Company's Bylaws prescribe the procedure a shareholder must follow to make nominations for director candidates, as described below under "Shareholders' Proposals." The Board of Directors has no reason to believe that any of the board nominees will refuse to act or be unable to accept election. In the event that a nominee for a directorship is unable to accept election or if any unforeseen contingencies should arise, however, it is intended that proxies will be voted for such other person or persons as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF MESSRS. ENTERLINE, NAPIER AND SIMIONE FOR RE-ELECTION AS CLASS III DIRECTORS.

OFFICERS AND DIRECTORS

         The following table sets forth information as to the Company's executive officers and directors:

NAME                             AGE                     POSITION
----                             ---                     --------
Larry L. Enterline                48     Chief Executive Officer and Director
James C. Hunt                     44     President, Chief Financial Officer and Director
Michael H. Barker                 46     President - IT Services Division
Ken R. Bramlett, Jr.              41     Senior Vice President, General Counsel and Secretary
James M. McArdle                  48     President - Technology Systems
Thomas E. Stafford                56     Vice President of Human Resources
James K. Schwab                   51     Vice President of Marketing
Kevin P. Egan(1)(2)               57     Chairman of the Board
J. Roger King (1)(2)              60     Director
James V. Napier(1)(3)             64     Director
William J. Simione, Jr.(2)(3)     59     Director
Janice L. Scites(3)               50     Director

-------------------------

(1)  Member of the Compensation Committee of the Board of Directors.
(2)  Member of the Governance Committee of the Board of Directors.
(3)  Member of the Audit Committee of the Board of Directors.


         Larry L. Enterline: Mr. Enterline has served as Chief Executive Officer and as a director of the Company since December 2000. From 1984 to 1989, Mr. Enterline served as Vice President of Marketing and Sales with Bailey Controls. From 1989 to 1999, Mr. Enterline served in various management roles with Scientific-Atlanta, Inc., most recently as a Senior Vice President in charge of the Company's worldwide sales and service organization. Mr. Enterline has significant experience with high tech companies in high growth markets, and currently serves on the boards of two pre-IPO technology companies. He also holds a bachelor's degree in electrical engineering and a Master's degree in business administration.

         James C. Hunt: Mr. Hunt has served as President and Chief Financial Officer of the Company since January 2001. Prior to that time, Mr. Hunt served as President of the Company from October 1999 to January 2001, Chief Financial Officer and Treasurer from March 1997 until October 1999 and Senior Vice President from January 1997 until March 1997. Mr. Hunt has served as a director of the Company since January 1997. Prior to joining the Company in January 1997, Mr. Hunt spent 18 years with Arthur Andersen LLP, a worldwide accounting and consulting firm, the last six years as a partner.

         Michael H. Barker: Mr. Barker has served as President of the Company's IT Services Division since January 2001. Prior to that time, Mr. Barker served as President of Divisional Operations from October 1999 to January 2001 and as President of the Commercial Staffing Division from January 1998 until October 1999. Prior to joining the Company, Mr. Barker served as the Chief Operations Officer for the Computer Group Division of IKON Technology Services, a diversified technology company, for three years.

         Ken R. Bramlett, Jr.: Mr. Bramlett has served as Senior Vice President, General Counsel and Secretary of the Company since January 2001. Prior to that time, Mr. Bramlett served as the Company's Chief Financial Officer and Treasurer from October 1999 to January 2001 and as its Senior Vice President, General Counsel and Secretary from October 1996 until October 1999. Mr. Bramlett also served as a director of the Company from August 1997 to January 2001. Prior to joining the Company in October 1996, Mr. Bramlett spent 12 years with Robinson, Bradshaw & Hinson, P.A., a Charlotte, North Carolina law firm, the last six years as a partner. Mr. Bramlett also serves on the board of directors of World Acceptance Corporation, a small loan consumer finance company headquartered in Greenville, South Carolina.

         James M. McArdle: Mr. McArdle has served as President of the Company's Technology Systems Group since January 2001. Mr. McArdle was the founder of CareerShop.com, Inc., and served as its Chief Executive Officer and President from 1996 to March 2000 and as its Chief Executive Officer from March 2000 to January 2001. The Company acquired CareerShop.com, Inc. in June 2000.

         Thomas E. Stafford: Mr. Stafford has served as Vice President of Human Resources since January 2000. Prior to that time, Mr. Stafford served as the Director of Human Resources for the Film and Fiber Division of Hoechst Celanese Corporation from 1992 to April 1998 and as Director of Benefits from April 1998 to April 1999.

         James K. Schwab: Mr. Schwab has served as Vice President of Marketing since January 2001. Prior to that time, Mr. Schwab served as President of the Company's CareerShop subsidiary from March 2000 to January 2001, and prior to that as President of the Manchester Division of Modis, Inc. from 1997 until 1999. Mr. Schwab was a co-founder of Schwab-Carrese, a Charlotte-based outplacement firm, and a partner at that firm from 1982 until its sale to Modis, Inc. in October 1997.

         Kevin P. Egan: Mr. Egan has served as Chairman of the Board since February 2000, and as a director of the Company since September 1995. Since October 1995, Mr. Egan has been President of Tamarack Holdings, an investment company headquartered in Minneapolis, Minnesota. From 1983 to September 1995, Mr. Egan served as President and Chief Operating Officer of PrimeNet DataSystems, St. Paul, Minnesota, a provider of database and integrated marketing services. Prior to forming PrimeNet in 1983, Mr. Egan was Senior Vice President of Manpower Inc. from 1975 to 1983.

         J. Roger King: Mr. King has served as a director of the Company since September 1995. Mr. King retired on February 1, 1998, after a 28-year career with PepsiCo, Inc. and its affiliates. Mr. King joined the Frito-Lay Division of PepsiCo in 1969 and served in various personnel and employee relations positions for PepsiCo, including Senior Vice President of Personnel of PepsiCo, from 1984 to 1995. Mr. King served as Senior Vice President of Human Resources of Frito-Lay from June 1995 until his retirement.

         James V. Napier: Mr. Napier has served as a director of the Company since September 1995. From November 1992 to November 2000, Mr. Napier served as the Chairman of Scientific-Atlanta, Inc., a telecommunications company. In addition to serving on the boards of directors of the Company and Scientific-Atlanta, Mr. Napier serves on the board of directors of Engelhard Corporation, Vulcan Materials Company, McKesson HBOC, Inc., Intelligent Systems Corporation and WABTEC Corp.

         William J. Simione, Jr.: Mr. Simione has served as a director of the Company since September 1995. Since 1996, Mr. Simione has served as President of Simione Consulting, a subsidiary of CareCentric, Inc. (formerly Simione Central Holdings, Inc.), which provides consulting services and information systems to the home healthcare industry. Mr. Simione also serves on the board of directors of CareCentric, Inc. He is a member of the Prospective Payment Task Force, a Regulatory Affairs Subcommittee for the National Association for Home Care, and is one of the Subcommittee's National Reimbursement Consultants.

         Janice L. Scites: Ms. Scites has served as a director of the Company since August 1999. From 1995 to 2000, Ms. Scites served in various management roles with AT&T, initially as Vice President in its Business Customer Care and Value-Added Services organizations and most recently as Vice President in the Internet Implementation Strategy Group. Prior to joining AT&T, Ms. Scites spent 13 years with Phoenix Mutual Life Insurance Company and five years with Connecticut Mutual Life Insurance Company. Ms. Scites also serves on the board of directors of Central Vermont Public Service Corporation, a Vermont-based electric utility.

         During fiscal 2000, the Board of Directors held four regularly scheduled meetings and took certain actions by unanimous written consent. All incumbent directors had perfect attendance at (a) all meetings of the Board of Directors during 2000 and (b) all meetings of Board committees during 2000 to the extent such directors served on such committees.

         Messrs. Napier and Simione and Ms. Scites served as members of the Audit Committee of the Board of Directors (the "Audit Committee") throughout 2000. The Audit Committee is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal and independent auditors. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent. The Company's independent auditors have access to the Audit Committee at any time. The Audit Committee met twice during 2000, and had separate conference calls prior to each of the Company's quarterly earnings releases during the year. In 2000, the Audit Committee approved and adopted an Audit Committee charter, which is attached to this Proxy Statement as Exhibit A. Additional information concerning the Audit Committee is set forth below under "Ratification of Selection of Independent Public Accountants."

         Messrs. Egan, King and Napier served as members of the Compensation Committee of the Board of Directors (the "Compensation Committee") during 2000. The Compensation Committee reviews proposals regarding the establishment of, or changes in, benefits plans, salaries and compensation of the executive officers and other designated employees of the Company, advises management and makes recommendations to the Board of Directors with respect thereto, and administers the Company's 1995 Equity Participation Plan and the Company's Management Incentive Compensation Plan. The Compensation Committee met two times during 2000 and took a number of actions by written consent.

         Messrs. Egan, King and Simione served as members of the Governance Committee of the Board of Directors (the "Governance Committee") during 2000. The Governance Committee provides general oversight of the governance of the Board of Directors, makes recommendations concerning Board size, make-up, structure and compensation and recommends nominees for the Board and its committees. The Governance Committee did not meet during 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2000, its executive officers and directors and any greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

DIRECTOR COMPENSATION

         In 2000, each non-employee director received an annual retainer of $10,000, and each such director who chaired a board committee also received an annual retainer of $1,000. In addition, non-employee directors received meeting fees of $1,000 per board meeting attended and $500 per committee meeting attended, plus reimbursement of expenses.

         Effective January 1, 2001, the Company increased the annual board retainer to $15,000 from $10,000 and increased committee meeting fees to $750 from $500.

         The Company has implemented a deferred compensation plan (the "Deferred Fee Plan") for its non-employee directors under which participating directors may defer any or all of their retainer and meeting fees for specified time periods. The Deferred Fee Plan is non-qualified for tax purposes. Deferred fees under the Deferred Fee Plan earn interest at the prime rate or, at each participating director's option, a return based on the Company's stock price performance over time. Each non-employee director, except for Mr. King, has elected to defer 100% of the retainer and meeting fees to which he or she otherwise would be entitled in 2001 under the Deferred Fee Plan.

         Each non-employee director also receives, upon joining the Board, an initial option grant to purchase 12,500 shares of Common Stock, an additional option grant to purchase 6,250 shares of Common Stock in each of the succeeding two years, and an annual option grant to purchase 3,000 shares of Common Stock in each year thereafter that such director remains on the Board. All of such options are granted under the Company's 1995 Equity Participation Plan, which requires that the exercise price for options granted under the plan equal the fair market value of the Common Stock on the date of grant.

                             EXECUTIVE COMPENSATION

         The following table sets forth compensation information for fiscal 2000, 1999 and 1998 for those persons who were, except as otherwise noted, the Chief Executive Officer and the Company's other executive officers as of December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                                                   -------------
                                                            ANNUAL COMPENSATION                     SECURITIES
                                                            -------------------     OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY         BONUS    COMPENSATION   OPTIONS(#)(1)   COMPENSATION
---------------------------                                --------       --------  ------------   -------------   ------------
Larry L. Enterline(2) .........................    2000    $  5,000             --         --         700,000             --

Edward P. Drudge, Jr. .........................    2000    $112,920(3)    $     --    $    --              --       $274,230(4)
  Retired Chairman and Chief Executive Officer     1999     395,066        210,018         --          50,000             --
                                                   1998     373,750        485,825         --         117,114(5)      24,903(6)

James C. Hunt .................................    2000    $308,100       $     --    $    --          40,000       $ 50,000(7)
  President and Chief Financial Officer            1999     279,527         86,735         --          52,296(8)      50,000(7)
                                                   1998     257,100        198,343     55,279(9)       56,846(5)          --

Michael H. Barker .............................    2000    $247,870       $     --    $    --        $ 40,000       $ 16,236(7)
  President - IT Services Division                 1999     226,564         21,000         --          17,500          8,863(7)
                                                   1998     200,694         67,503     48,746(10)      60,346(5)       7,462(6)

Ken R. Bramlett, Jr. ..........................    2000    $248,100       $     --    $    --          40,000       $ 50,000(7)
  Senior Vice President, General Counsel           1999     215,360         54,560         --          38,796(8)      50,000(7)
  and Secretary                                    1998     198,722        148,964         --          30,000             --

-------------------------

(1) Except as set forth below, 1998, 1999 and 2000 option grants for each of the named officers generally vest 25% on each of the first four anniversaries of the grant dates.
(2) Mr. Enterline was appointed as the Company's Chief Executive Officer in December 2000.
(3) The Company announced Mr. Drudge's retirement as an officer and director in February 2000. This amount represents Mr. Drudge's salary through April 13, 2000, the effective date of his retirement.
(4) Represents severance payments under Mr. Drudge's retirement agreement. See "Executive Compensation--Employment Agreements."
(5) Includes 17,114 options, 6,846 options and 6,846 options granted to Mr. Drudge, Mr. Hunt and Mr. Barker, respectively, on December 31, 1998, in lieu of a portion of their 1998 bonuses. See "Compensation Committee Report on Executive Compensation." These options had an exercise price of $17.53 and were vested 100% on the date of grant.
(6) Represents 1998 allocations to the Company's non-qualified profit-sharing plan for the named officers and $500 in employee matching contributions to Mr. Drudge's individual retirement account.
(7) Represents 1999 and 2000 allocations to the Company's non-qualified profit sharing plan for the named officers.
(8) Includes 11,296 options and 11,296 options granted to Mr. Hunt and Mr. Bramlett, respectively, on February 17, 1999, in lieu of a 1998 allocation for the named officers to the Company's non-qualified profit sharing plan. These options were granted at an exercise price of $13.28 and vest in accordance with the normal vesting schedule for options granted in 1999.
(9) Represents reimbursement of country club initiation fees, including gross-up to cover income taxes associated therewith.
(10) Represents reimbursement of moving expenses, including gross-up to cover income taxes associated therewith.

         Option Grants Table. The following table sets forth certain information concerning grants of stock options to the named officers and former officers during fiscal 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
                             -----------------
                                  NUMBER OF     % OF TOTAL
                                 SECURITIES       OPTIONS                              POTENTIAL REALIZABLE VALUE AT
                                 UNDERLYING     GRANTED TO   EXERCISE                  ASSUMED ANNUAL RATES OF STOCK
                                  OPTIONS       EMPLOYEES    OR BASE                      PRICE APPRECIATION FOR
                                  GRANTED       IN FISCAL     PRICE    EXPIRATION               OPTION TERM
           NAME                   (#)(1)           YEAR      ($/SH)       DATE             5%($)          10%($)
                                  -------          ----      ------    ----------       ----------     ----------
Larry L. Enterline                700,000          47.9%     $ 1.47    12/27/2010       $  644,000     $1,645,000

Edward P. Drudge, Jr.(2)               --            --          --       N/A                   --             --

James C. Hunt                      40,000           2.7        2.53     7/11/2010           63,600        161,200

Michael H. Barker                  40,000           2.7        2.53     7/11/2010           63,600        161,200

Ken R. Bramlett, Jr.               40,000           2.7        2.53     7/11/2010           63,600        161,200

--------------------------

(1) These options are currently 100% unvested, and will vest 25% per year on each anniversary date of grant through 2004.
(2) Mr. Drudge retired as an officer and director of the Company, and received no option grants, during 2000. See "Executive Compensation--Employment Agreements."

         Option Year-End Value Table. The following table sets forth certain information concerning unexercised options held as of the end of fiscal 2000:

                          FISCAL YEAR-END OPTION VALUE

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY
                              UNEXERCISED OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                              -------------------------------      ---------------------------------
         NAME                 EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
         ----                 -----------       -------------       -----------       -------------
Larry L. Enterline                    --           700,000                 --            $154,000

Edward P. Drudge, Jr.(2)       1,134,308           112,500                 --                  --

James C. Hunt                    205,600           112,222                 --                  --

Ken R. Bramlett, Jr.             108,373            91,597                 --                  --

Michael H. Barker                 37,971            79,875                 --                  --

-------------------------

(1) The fair market value of the Common Stock used for these computations was $1.69, which was the last sales price for the Common Stock on the New York Stock Exchange on December 29, 2000.
(2) Mr. Drudge retired as an officer and director of the Company during 2000. See "Executive Compensation--Employment Agreements."


EMPLOYMENT AGREEMENTS

     Larry L. Enterline is employed pursuant to a letter agreement dated December 20, 2000. The letter agreement provides for (i) an annual base salary of $400,000 (subject to annual adjustment as determined by the Compensation Committee), and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. The letter agreement also provides for a minimum annual bonus for 2001 of at least $400,000. The letter agreement does not specify a term of employment for Mr. Enterline; provided, however, that if Mr. Enterline's employment is terminated by the Company within the first two years of his employment other than for cause or by Mr. Enterline following a change in control of the Company, the Company must pay Mr. Enterline severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Enterline become immediately exercisable.

     James C. Hunt is employed pursuant to the terms of an employment agreement, dated as of January 2, 1997, which provides for his employment until December 31, 2001, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Hunt has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $300,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Hunt's employment agreement is terminated by the Company other than for cause or by Mr. Hunt upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Hunt severance equal to 24 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Hunt become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Hunt from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Hunt's employment with the Company ceases.

     Michael H. Barker is employed pursuant to the terms of an employment agreement, dated as of January 19, 1998, which provides for his employment until January 18, 2002, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Barker has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Barker's employment agreement is terminated by the

Company other than for cause or by Mr. Barker upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Barker severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Barker become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Barker from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Barker's employment with the Company ceases.

         Ken R. Bramlett, Jr. is employed pursuant to the terms of an employment agreement, dated as of October 7, 1996, which provides for his employment until September 30, 2001, subject to automatic renewal for successive one-year periods unless either the Company or Mr. Bramlett has given notice of non-renewal six months prior to expiration. The employment agreement currently provides for (i) an annual base salary of $240,000 (subject to annual adjustment as determined by the Compensation Committee) and (ii) the right to earn bonuses under the Company's Management Incentive Compensation Plan. If Mr. Bramlett's employment agreement is terminated by the Company other than for cause or by Mr. Bramlett upon a change in terms and conditions of employment or following a change in control of the Company, the Company must pay Mr. Bramlett severance equal to 12 months' salary and any unpaid bonus to which he would otherwise have been entitled, and all unvested options to purchase Common Stock then held by Mr. Bramlett become immediately exercisable. The employment agreement contains a provision prohibiting Mr. Bramlett from competing with the Company or soliciting employees and customers of the Company for a period of two years from the date Mr. Bramlett's employment with the Company ceases.

         In connection with Mr. Drudge's retirement from the Company during 2000, Mr. Drudge and the Company entered into a retirement agreement, dated as of February 13, 2000. As part of the retirement agreement, Mr. Drudge agreed to render consulting services to the Company on an as-needed basis until April 13, 2002. In exchange, the Company agreed to provide the following benefits to Mr. Drudge until April 13, 2002: continuation of his annual base salary of $385,000, continued coverage under the Company's health, dental and life insurance plans and continued vesting of existing stock options on their original vesting schedule (with the ability to exercise all options that are vested as of April 13, 2002 for 90 days thereafter). In addition, the Company agreed to provide Mr. Drudge a supplemental retirement benefit under Mr. Drudge's non-qualified supplemental retirement plan (the "SERP") as if he had retired at the end of the consulting period, at age 63, which would result in an annual benefit of $150,000 payable for a term of 15 years beginning in April 2002. The Company and Mr. Drudge also agreed that the maximum annual benefit payable under the SERP under any circumstances would not exceed $150,000. The retirement agreement also contains a provision prohibiting Mr. Drudge from competing with the Company or soliciting employees or customers of the Company through February 13, 2004.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         It is the Compensation Committee's responsibility to review and recommend to the Board for approval the compensation plans for the Company's senior officers. The goals of the Company's compensation programs for senior officers are to base compensation on the attainment of performance objectives, to establish compensation levels that will enable the Company to attract and retain talented individuals and to motivate them to achieve the Company's business objectives, including increasing shareholder value. To achieve these goals, the Company has established a compensation program consisting of three principal components. These components are base salary, incentive bonus awards and discretionary bonuses in the form of equity-based compensation consisting primarily of qualified (or incentive) and non-qualified stock options. The Company strives to structure its compensation programs to enable it to attract, retain and reward qualified senior management whose contributions are critical to the Company's long-term success. In 1999, the Company engaged an executive compensation consultant to assist in the structuring of its executive compensation programs generally.

BASE SALARY

         The Company considers the sustained performance of its senior officers in establishing base salaries. Among the factors considered are length of service with the Company, individual performance, scope of responsibilities and successful management of administrative or financial functions or operating subsidiaries or divisions. The assessment of management performance focuses on both qualitative factors (such as leadership and management qualities) and quantitative factors (such as growth of revenues, operating earnings and earnings per share, as well as the containment of expenses).

         The Chief Executive Officer historically has evaluated the overall performance of the Company's senior officers, including those officers named in the Summary Compensation Table, and made recommendations for base salary adjustments to the Compensation Committee. Financial and business goals and objectives are discussed with key executives, and periodic meetings of key executives are held to discuss business strategies, financial and business performance, budgeting matters and strategic planning matters. An executive's overall evaluation is a combination of a qualitative review by fellow executives and the Chief Executive Officer and a review of the extent to which pre-established business and financial objectives have been obtained.

         Base salaries for fiscal 2000 for all officers named in the Summary Compensation Table were approved by the Compensation Committee based on the factors mentioned above. The recommendation for a particular base salary adjustment was determined primarily by the Chief Executive Officer, based on the above factors, with no specified weight being given to any particular performance factor, business or financial objective. The recommendations were presented to the Compensation Committee, together with industry data on executive compensation at comparable companies.

INCENTIVE BONUS AWARDS

         Early in each fiscal year, the Compensation Committee establishes a range of incentive bonus compensation that may be earned as part of each senior officer's annual compensation. For fiscal 2000, incentive bonus compensation for Mr. Hunt, Mr. Bramlett and Mr. Barker was based on the Company's achievement of pre-established annual earnings per share and revenue growth goals. The Committee believes that the use of earnings per share and revenue growth targets in determining incentive bonus compensation for these individuals is an appropriate way to directly align the interests of the Company's executive officers and shareholders. The financial goals established for fiscal 2000 for the payment of incentive compensation to the named officers were not met, and Mr. Hunt, Mr. Bramlett and Mr. Barker were paid no bonuses for fiscal 2000.

         In 1997, the Compensation Committee implemented a program designed to encourage designated senior officers of the Company to take portions of their annual incentive bonuses in the form of stock options. Under this program, each designated officer may elect, prior to the end of each fiscal year, to receive a set percentage (up to 50%) of his bonus for that year in the form of stock options granted under the Company's 1995 Equity Participation Plan, the number of options being granted in each case to be determined by a formula set by the Committee. The Compensation Committee established this program for two main reasons (in addition to the other factors considered below in the granting of stock options generally). First, distributing stock options to selected senior officers in lieu of cash bonuses enables the Company to conserve cash for investment. Second, paying bonuses in stock options is consistent with one of the Compensation Committee's stated goals of increasing the equity portion of senior officer compensation and Company equity holdings by the senior officers generally. Because no bonuses were paid to these individuals for fiscal 2000, none of the Company's executive officers participated in this program for fiscal 2000.

DISCRETIONARY BONUS AWARDS/EQUITY BASED COMPENSATION

         One of the Compensation Committee's stated goals as discussed above is to increase the equity portion of senior officers' compensation generally. Accordingly, the Company also rewards its senior officers with discretionary compensation awards, generally in the form of incentive stock options and non-qualified stock options granted under the Company's 1995 Equity Participation Plan. Through the granting of stock options, the Company seeks to align the interests of key employees more closely with those of the Company's shareholders by motivating and rewarding actions that lead to long-term value creation for shareholders. In addition, the Company recognizes that stock options are a necessary part of a competitive compensation program, which, as discussed above, is designed to attract and retain qualified executives. Historically, options granted to senior officers (other than options granted in lieu of cash bonuses) have vested over a four-year period in order to encourage executives and other key employees to remain in the employ of the Company and to foster a long-term perspective.

         In fiscal 2000, the Company used incentive stock options to achieve the competitive compensation levels it determined to be necessary for the executive officers named in the Summary Compensation Table. In addition, the Company granted incentive options in fiscal 2000 to almost 400 other employees of the Company. Most options granted vest over a four-year period and, accordingly, are a form of long-term compensation.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The compensation of Edward P. Drudge, Jr., the Company's Chief Executive Officer in 1999, was determined pursuant to the terms of his employment agreement with the Company, as adjusted annually by the Compensation Committee based on the factors described above. Mr. Drudge retired as an officer and director of the Company in early 2000, and his compensation for the balance of the year was determined pursuant to his retirement agreement. See "Executive Compensation -- Employment Agreements."

         Larry L. Enterline was appointed as the Company's new Chief Executive Officer in December 2000. The Company has agreed to pay Mr. Enterline an annual base salary of $400,000 for 2001 and an annual bonus for the year of at least $400,000.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is the Company's policy generally to design the Company's compensation programs to comply with Section 162(m) of the Code, so that total compensation paid to any employee will not exceed $1.0 million in any one year, except for compensation payments in excess of $1.0 million that qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1995 Equity Participation Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed.

                                                     Compensation Committee:

                                                     J. Roger King, Chairman
                                                               Kevin P. Egan
                                                             James V. Napier

                           CORPORATE PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock for the five fiscal years ending December 31, 2000 with the cumulative total return of the S&P 400 Index and a peer group index selected by the Company (the "Peer Group Index"), consisting of seven public companies that specialize in providing personnel staffing services in the United States. All cumulative returns assume the investment of $100 in each of the Company's Common Stock, the S&P 400 Index, and the Peer Group Index on December 31, 1995, and assume the reinvestment of dividends.


                        PERSONNEL GROUP OF AMERICA, INC.


                                    12/95    12/96    12/97    12/98    12/99    12/00
Personnel Group of America, Inc.    $100     $165     $226     $239     $140     $ 23
                         S&P 400    $100     $119     $158     $188     $215     $253
                     Peer Group*    $100     $126     $164     $144     $131     $135


         *The Peer Group Index consists of the following companies: Spherion Corp., Modis Professional Services, Inc., Barrett Business Services Inc., Robert Half International Inc., Kelly Services, Inc., Manpower, Inc. and Edgewater Technologies, Inc.

PROPOSAL 2

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT COMMITTEE REPORT

         In connection with the December 31, 2000 financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (3) received and discussed with the independent auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditors' independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                                             Audit Committee:

                                                    James V. Napier, Chairman
                                                      William J. Simione, Jr.
                                                             Janice L. Scites

AUDIT FEES

         Aggregate fees and expenses billed by PricewaterhouseCoopers LLP for fiscal year 2000 audit services and the review of Forms 10-Q were $184,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         PricewaterhouseCoopers did not render any services related to the Company's financial information systems design and implementation during fiscal year 2000.

ALL OTHER FEES

         Aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the year ended December 31, 2000 were $42,000, and related to a review of the Company's information technology controls.

         The Board of Directors, on the recommendation of the Company's Audit Committee, has selected PricewaterhouseCoopers as the Company's independent public accountants for the year ending December 30, 2001. One or more representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders. The Company has been advised by PricewaterhouseCoopers that the firm did not have any direct financial interest or any material interest in the Company and its subsidiaries during the Company's most recent fiscal year.

         Approval of the proposal to ratify the selection of PricewaterhouseCoopers requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Should the shareholders vote negatively, the Board of Directors will consider a change in independent public accountants for the next fiscal year.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 2001.

                             SHAREHOLDERS' PROPOSALS

         Shareholders who intend to present proposals for consideration at the Company's 2002 annual meeting are advised that any such proposal must be received by the Secretary of the Company by no later than the close of business on December 20, 2001, if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the outstanding Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, the Company's Bylaws prescribe procedures a shareholder must follow to make nominations for director candidates or propose any other business to be considered at an annual meeting. Shareholder nominations for director candidates or other proper shareholder business will be considered at an annual meeting or a special meeting of shareholders if the shareholder (who must be, at the time of delivery of notice, a shareholder of record) delivers to the Secretary of the Company a timely notice setting forth the information specified in Section 14 of Article II of the Company's Bylaws. In the case of an annual meeting, such notice shall be considered timely if delivered not earlier than the close of business on the 90th day, nor later than the close of business on the 60th day, prior to the first anniversary of the preceding year's annual meeting. If, however, the annual meeting date is more than 30 days before or 60 days after the anniversary date of the preceding year's annual meeting, the notice will be considered timely if delivered not earlier than the close of business on the 90th day prior to such meeting nor later than the close of business on the later of (i) the 60th day prior to such meeting or (ii) the 10th day following the day on which the public announcement of the date of such meeting is first made by the Company. In the case of a special meeting, such notice shall be considered timely if delivered not earlier than the close of business on the 90th day prior to such meeting nor later than the close of business on the later of (i) the 60th day prior to such meeting or
(ii) the 10th day following the day on which public announcement is first made of the special meeting date and the nominees proposed by the Board of Directors. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                                    EXHIBIT A

                            AUDIT COMMITTEEE CHARTER






                      FUNCTION, DUTIES AND RESPONSIBILITIES
                                     OF THE
                                 AUDIT COMMITTEE

Function

                  The Audit Committee (the "Committee") is charged with the responsibility of assisting the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, and the independence and performance of the Company's internal and external auditors. The Committee is also charged with the responsibility for satisfying itself that (1) the Company's system of internal controls is reasonably adequate and is operating effectively; (2) the Company's systems, procedures and policies provide reasonable assurance that financial information is fairly presented; and (3) the overall annual audit coverage of the Company and its affiliates is satisfactory, and is designed to provide reasonable assurance that its financial statements fairly reflect its financial condition and the results of its operations. In addition, the Committee has the responsibility of satisfying itself that appropriate standards of business conduct are established and observed. The Committee pursues these responsibilities by performing the specific duties and carrying out the responsibilities listed below.

Duties and Responsibilities

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         4. To the extent deemed necessary by the Chairman of the Committee, review with management and the independent auditor the Company's quarterly financial statements prior to filing or distribution.

         5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor, internal auditors or management.

         7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

         8. Review and approve the fees of the independent auditor, including fees for non-audit services.

         9. Receive periodic reports from the independent auditor regarding the auditor's independence in accordance with applicable laws and New York Stock Exchange requirements, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

         10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

         11. Review the appointment and replacement of the senior internal auditing executive.

         12. Review the significant reports to management prepared by the internal auditing department and management's responses.

         13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

         15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

         16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  a. Any difficulties encountered in the course of the audit work, including any restriction on the scope of activities or access to required information.

                  b. Any changes required in the planned scope of the internal audit.

                  c. The internal audit department responsibilities, budget and staffing.

         18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Business Conduct Program.

         20. Review with the Company's counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

           In the discharge of its duties and responsibilities, the Committee may confer with employees of the Company, independent auditors, outside counsel or other sources that it may deem appropriate. The Committee may confer with any such persons with or without representatives of the management present.

Membership

           The Committee shall be composed of not less than three directors who are independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Chairman of the Committee shall be one of such directors. The Committee and its Chairman shall be appointed annually by the Board.

Meetings

           The Committee shall meet at least twice annually and at other times as deemed necessary by the Chairman of the Committee, the Chairman of the Board, the Chief Executive Officer or any two members of the Committee.

REVOCABLE PROXY                                                  REVOCABLE PROXY

                        PERSONNEL GROUP OF AMERICA, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Larry L. Enterline, James C. Hunt and Ken R. Bramlett, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Personnel Group of America, Inc. (the "Company") held of record by the undersigned on April 10, 2001, at the annual meeting of shareholders to be held on May 23, 2001 or any adjournment thereof.

1.  ELECTION OF THREE DIRECTORS.       [ ]  FOR all nominees listed below        [ ]  WITHHOLD AUTHORITY to
                                                                                   vote for all nominees listed below

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

               Larry L. Enterline; James V. Napier; William J. Simione, Jr.

2. PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS as the Company's independent public accountants.

        FOR  [ ]                AGAINST  [ ]                ABSTAIN  [ ]

      PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE NAMED HEREIN AND EACH PROPOSAL, AND THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND FOR EACH PROPOSAL UNLESS THE SHAREHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting and Proxy Statement and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                                                                                                                 , 2001
                                                              ------------------------------         ------------
                                                              Signature                              Dated

                                                                                                                 , 2001
                                                              ------------------------------         ------------
                                                              Signature if held jointly              Dated

                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                              USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.